EXHIBIT 10.6




                            UNION CARBIDE CORPORATION

                             SUPPLEMENTAL RETIREMENT

                                   INCOME PLAN


                  (Amended and Restated as of January 1, 1998)


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                       SUPPLEMENTAL RETIREMENT INCOME PLAN

                                     GENERAL


                  This is a supplemental retirement income plan for participants in the Retirement Program Plan who receive compensation in excess of the compensation which may be considered by the Retirement Program Plan under Code
Section 401(a)(17).

          Specifically, the purpose of this Plan is to provide a retirement benefit, equal to the excess of:

          (1) the retirement benefit which would be provided by the Retirement Program Plan determined without regard to Code Section 415 or Code Section 401(a)(17),

          OVER

          (2) the retirement benefit actually provided by the Retirement Program Plan and the Equalization Benefit Plan.

          This Plan is completely separate from the Retirement Program Plan, the Union Carbide Corporation Enhanced Retirement Income Plan and the Equalization Benefit Plan, is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and is not qualified for special tax treatment under the Code.

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                                    ARTICLE I

                                   ELIGIBILITY

          SECTION 1. A Participant shall be eligible to participate in this Plan if such Participant (i) participates in the Retirement Program Plan and (ii) receives compensation in excess of the compensation which may be considered by the Retirement Program Plan under Code Section 401(a)(17).


                                   ARTICLE II

                                 ADMINISTRATION

          SECTION 1. (a) The Compensation Committee shall have the authority to administer this Plan. The Compensation Committee may adopt such rules as it may deem necessary for the proper administration of this Plan and its decision in all matters involving the interpretation and application of the Plan shall be final, conclusive, and binding on all parties.

          (b) The Compensation Committee may, in its sole discretion, designate any persons(s) or committee to administer this Plan. To the extent provided by the Compensation Committee, such person(s) or committee designated to administer this Plan shall have the same powers and responsibilities as the Compensation Committee.


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                                  ARTICLE III

                    AMOUNT OF SUPPLEMENTAL RETIREMENT INCOME

          SECTION  1.  (a)  A  Participant's   monthly  amount  of  Supplemental
Retirement Income shall be the excess, if any, of:

          (i) the Participant's monthly retirement benefit, computed by using the applicable benefit formula provided in Article V of the Retirement Program Plan and determined without regard to the limitations of Code Sections 401(a)(17) and 415,

          OVER

          (ii)the monthly amount of such Participant's retirement benefit actually payable under the Retirement Program Plan and the Equalization Benefit Plan.

          (b) Any benefits either payable under, or which have been satisfied through, the purchase of non-qualified annuities in connection with the Corporation's non-qualified plans shall be deducted from the amounts payable pursuant to subparagraph (a) above.

          SECTION 2. If the Supplemental Retirement Income payable to a Participant under this Plan commences before the grant to such Participant of Incentive Compensation (whether or not deferred) included in the calculation of such Participant's benefit, the monthly amount of Supplemental Retirement Income payable hereunder shall be recalculated after such Incentive Compensation is granted (whether or not deferred). The monthly amount of Supplemental Retirement Income resulting from said recalculation shall be paid commencing in or before the third calendar month after the month in which such Incentive Compensation is awarded, provided that the first monthly payment of such recalculated



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Supplemental   Retirement  Income  shall  be  increased  to  reflect  any  prior underpayment of Supplemental Retirement Income resulting from the failure to include such Incentive Compensation in the initial calculation of Supplemental Retirement Income.


                                   ARTICLE IV

                                     VESTING

          SECTION 1. A Participant shall be vested in such Participant's right to receive Supplemental Retirement Income under this Plan in the same manner and to the same extent as provided under the Retirement Program Plan.


                                    ARTICLE V

                                    PAYMENTS

          SECTION 1. Supplemental Retirement Income shall be paid monthly to a Participant or such Participant's survivor commencing with the month that such Participant or such Participant's survivor commences benefits under the Retirement Program Plan, and shall cease or be suspended at the same time the Participant or such Participant's survivor ceases or suspends benefits under the Retirement Program Plan. However, Supplemental Retirement Income shall in no event be payable after the death of a Participant who has declined the coverage of a survivor's benefit.

          SECTION 2. Unless otherwise elected, Supplemental Retirement Income payable under this Plan shall include the coverage of a survivor's benefit. A survivor's benefit payable from this Plan shall be paid to that person designated to receive a survivor's benefit under the Retirement Program Plan.


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          SECTION 3. Supplemental  Retirement Income shall be distributed to the
Participant in the same form, and with the same actuarial adjustments, as such Participant's distributions from the Retirement Program Plan.

          SECTION 4.  Notwithstanding the provisions of Sections 1 and 3 of this
Article V, Participants may elect, in the calendar year in which the last amounts included in average monthly Compensation are determined, that their payments under the Plan shall be made either (i) in a lump sum as of January 1 of the calendar year following such election, or (ii) in substantially equal installments over a period of at least 2 but not more than 10 years commencing as of such date. The lump sum payment or installment payments described in the preceding sentence shall be calculated using (A) a discount rate equal to the average of 10 and 20 year Aaa municipal bonds as published by Moody's or a similar rating service for the third month prior to the month payments commence, and (B) a mortality table determined by the Compensation Committee or its designee. The Compensation Committee or its designee shall determine the procedures for such elections and the time and method of payment for payments in accordance with this Section 4. For Participants who make the election described in this Section 4, the provisions of Sections 1 and 3 of this Article V shall not apply.

          SECTION 5. The Corporation may withhold the Participant's portion of the FICA taxes due on the Participant's Supplemental Retirement Income benefit from the payment of such benefit.


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                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 1. Unless otherwise defined in this Plan, all defined terms shall have the same meaning as set forth in the Retirement Program Plan.

               (a) "Code" means the Internal Revenue Code of 1986, as amended.

               (b)   "Compensation   Committee"   means  the   Compensation  and
Management Development Committee of the Board of Directors of the Corporation.

               (c)  "Corporation"   means  Union  Carbide  Corporation  and  any
subsidiary of the Corporation which is participating in the Retirement Program Plan.

               (d)   "Equalization   Benefit   Plan"  means  the  Union  Carbide
Corporation Equalization Benefit Plan, as amended and restated January 1, 1998.

               (e) "Incentive Compensation" means those incentive compensation awards which are made: (i) under any cash award plan and (ii) under any other variable compensation plans (whether or not deferred) designated by the Board of Directors; provided, however, that with respect to the EPS Plan, "Incentive Compensation" shall include variable compensation that would have been paid but participation in the EPS Plan, and shall not include any payouts under the EPS Plan.

               (f) "Participant" means an employee of the Corporation who is eligible to participate in the Plan pursuant to Article I.

               (g) "Plan" means this Union Carbide Corporation Supplemental Retirement Income Plan, as amended and restated as of January 1, 1998.

               (h) "Retirement Program Plan" as used in this Plan means the Retirement Program Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies.


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               (i) "Supplemental  Retirement  Income" as used in this Plan means the benefit payable to a Participant pursuant to Article III of this Plan.

          SECTION 2. The Corporation may amend or terminate this Plan at any time, but any such amendment or termination shall not adversely affect the rights of any Participant of any Participant then receiving benefits under this Plan, or the vested rights of any Participant.

          SECTION 3. Except to the extent required by law, no assignment of the rights and interests of a Participant under this Plan shall be permitted nor shall such rights be subject to attachment or other legal processes for debts. Notwithstanding the foregoing, the Corporation will honor the terms of a QDRO, as defined in Code ss. 414(p).

          SECTION 4. This Plan is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and the rights of a Participant shall be no greater than the right of an unsecured general creditor of the Corporation.

          SECTION 5. The Corporation may satisfy all or any part of its obligation to provide benefits under this Plan by purchasing, and distributing to a Participant, an annuity from an insurance carrier to provide such benefits.


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          SECTION   6.   Participation   in  this  Plan  shall  not  affect  the
Corporation's right to discharge any Participant.



                                             UNION CARBIDE CORPORATION

                                             By: /s/ M.A. Kessinger
                                                 -------------------------------
                                                 Vice-President, Human Resources




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